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                                                                   EXHIBIT 23.10

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Retirement Care Associates, Inc.
Atlanta, Georgia


    We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated October 9, 1995, except for Note 1 which is dated as of May 1, 1996, relating to the consolidated financial statements of Retirement Care Associates, Inc. and Subsidiaries appearing in the Company's report on Form 10-K dated June 30, 1995.


    We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO SEIDMAN, LLP
                                        ----------------------------------------
                                        BDO SEIDMAN, LLP

Atlanta, Georgia
May 29, 1998